Exhibit 99.1

                   Certification Pursuant to 18 U.S.C.ss.1350


         In connection with the filing with the United States Securities and Exchange Commission of Ultimate Franchise Systems, Inc.'s (the "Company") Quarterly Report on Form 10-QSB for the period ended June 30, 2002 (the "Report"), the undersigned, the Chief Executive Officer and the Chief Financial Officer of the Company, hereby certify (i) in our capacities as officers of the Company, (ii) to each of our own respective actual knowledge, and (iii) solely for the purpose of compliance with 18 U.S.C. ss.1350, that:

         (1) the Report fully complies with the requirements ofss.13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

         (2) the information contained in the Report fairly presents, in all material respects, the final condition and results of operations of the Company.

         The above certification is given as of the date of the Report and is limited to the periods covered by the Report. The above certification is made severally and not jointly.

         IN WITNESS WHEREOF, the undersigned have executed this Certificate on August 14, 2002.



                                    ULTIMATE FRANCHISE SYSTEMS, INC.


                                    By: /s/  Christopher M. Swartz
                                       -----------------------------------------
                                         Chief Executive Officer


                                    By: /s/  Michael E. Cronin
                                       -----------------------------------------
                                          Chief Financial Officer